UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

READY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	90-0729143
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1251 Avenue of the Americas, 50th Floor
New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which is to be registered

6.50% Series E Cumulative Redeemable Preferred Stock, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:  File No. 333-240086 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED

IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 6.50% Series E Cumulative Redeemable Preferred Stock, par value $0.0001 per share (the “Series E Preferred Stock”) of Ready Capital Corporation (the “Registrant”). Descriptions of the Series E Preferred Stock are contained in a prospectus, dated August 4, 2020 (the “Prospectus”), constituting part of the Registrant’s Registration Statement on Form S-3 (File No. 333-240086), and a supplement to the Prospectus dated June 3, 2021 (the “Prospectus Supplement”) and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended. The description of the Registrant’s preferred stock contained in the Prospectus under the heading “Description of Preferred Stock” and the description of the Series E Preferred Stock contained in the Prospectus Supplement under the heading “Description of Series E Preferred Stock” are hereby incorporated by reference and made part of this registration statement in their entirety.

Item 2.   Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Exhibit
3.1	Articles of Amendment and Restatement of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.2	Articles Supplementary of ZAIS Financial Corp. (incorporated by reference to Exhibit 3.2 of the Registrant’s Form S-11, as amended (Registration No. 333-185938)).
3.3	Articles of Amendment of Sutherland Asset Management Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on November 4, 2016).
3.4	Articles of Amendment of Ready Capital Corporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed on September 26, 2018).
3.5	Amended and Restated Bylaws of Ready Capital Corporation (incorporated by reference to Exhibit 3.2 of the Registrant’s Form 8-K filed on September 26, 2018).
3.6	Articles Supplementary to the Articles of Amendment of Ready Capital Corporation designating the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, par value $0.0001 per share (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2021).
4.1	Specimen Preferred Stock Certificate representing the shares of 6.50% Series E Cumulative Redeemable Preferred Stock, par value $0.0001 per share (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on June 10, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 10, 2021	READY CAPITAL CORPORATION

	By:	/s/ Andrew Ahlborn
	Name:	Andrew Ahlborn
	Title:	Chief Financial Officer